BancFirst Corporation
101 NORTH BROADWAY
OKLAHOMA CITY, OKLAHOMA 73102

PRESS RELEASE

For Immediate Release: Monday, March 8, 2010
For further information call Bill McCully, President, BancFirst-Jones at (405) 399-2221 or Joe T. Shockley, Jr., Chief Financial Officer at (405) 270-1003.

BANCFIRST CORPORATION
ANNOUNCES MERGER OF FIRST STATE BANK (JONES) INTO BANCFIRST

Oklahoma City, Oklahoma – BancFirst Corporation (NASDAQ: BANF) announced that it has completed the previously announced merger of First State Bank (Jones) into BancFirst on March 5, 2010.  On February 28, 2010, First State Bank (Jones) had approximately $43 million in assets, $37 million in deposits, and $5.5 million in equity capital.  The acquisition will enhance the presence of BancFirst in eastern Oklahoma county.

BancFirst Corporation is an Oklahoma-based financial services holding company.  The Company’s principal subsidiary bank, BancFirst, is Oklahoma’s largest state-chartered bank with 85 banking locations serving 47 communities across Oklahoma.

The Company may make forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 with respect to earnings, credit quality, corporate objectives, interest rates and other financial and business matters.  Forward-looking statements include estimates and give management’s current expectations or forecasts of future events.  The Company cautions readers that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, including economic conditions, the performance of financial markets and interest rates; legislative and regulatory actions and reforms; competition; as well as other factors, all of which change over time.  Actual results may differ materially from forward-looking statements.